[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.3

Amendment No. 1 to the First Amended and Restated Option Agreement and Plan of Merger

This Amendment No. 1 to the First Amended and Restated Option Agreement and Plan of Merger (this “Amendment No. 1”) is made and entered into as of March 28, 2025 (“Amendment No. 1 Effective Date”) by and between Fortis Therapeutics, Inc. and FibroGen, Inc. (“Parties”).

WHEREAS, the Parties have entered into a First Amended and Restated Option Agreement and Plan of Merger with an effective date of June 6, 2024 (the “Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties duly execute this Amendment No. 1 and agree as follows:

(1)
Section 1.175(b) of the Agreement

“(b) forty-eight (48) months from the date of this Option Agreement (the “Outside Date”);”

shall be amended in its entirety and replaced with the following:

“(b) December 31, 2027 (the “Outside Date”);”

(2)
The FibroGen addresses in Section 11.1(a) of the Agreement shall be replaced with the following:

If to FibroGen:

[*]

Confidential

Amendment No. 1 to First Amended and Restated Option Agreement and Plan of Merger/ Fortis Therapeutics, Inc.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(3)
This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Counterparts may be signed and delivered by wet signature, electronic signature, facsimile and/or via portable document format (pdf) (or similar format), each of which shall be binding when sent.

(4)
Any and all Sections of the Agreement not conflicting with the terms of this Amendment No. 1 shall remain unchanged. Any terms and phrases used herein, if not otherwise expressly defined by this Amendment No. 1, shall have the same meaning as under the Agreement. This Amendment No. 1 shall form part of the Agreement and the Parties expressly agree to be bound by the terms and conditions thereof.

(5)
This Amendment No. 1 will be governed by, and enforced and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law provisions.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

FibroGen, Inc.		Fortis Therapeutics, Inc.
By:	/s/ [*]	By:	/s/ [*]
Name:	[*]	Name:	[*]
Title:	[*]	Title:	[*]

FibroGen
\i4\ \n4\
\d4\
Legal Approval

Confidential

Amendment No. 1 to First Amended and Restated Option Agreement and Plan of Merger/ Fortis Therapeutics, Inc.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.